U.S. Securities and Exchange Commission
                            Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)  March 18, 2000


                                 RENTECH, INC.
            (Exact name of registrant as specified in its charter)

  Colorado                      0-19260                       84-0957421
  (State of incorporation)      (Commission File Number)   (IRS Employer
                                                      Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202              80202
  (Address of principal executive offices)                     (Zip Code)

                                (303) 298-8008
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


  Item 5.  Other Events.

      On March 18, 2000, Rentech, Inc. completed a series of related business transactions with Anschutz Investment Company and Forest Oil Corporation. These transactions were the result of discussions with principals of Forest Oil that began in October 1999.

       By the agreements, Rentech sold 1,000,000 shares of its common stock to Anschutz Investment and 1,000,000 shares of its common stock to Forest Oil at a price of $.60 per share. Additionally, Anschutz Investment and Forest Oil each purchased options to acquire an additional 3,000,000 shares of Rentech common stock, 2,000,000 shares each at $1.25 and 1,000,000 shares each at $5.00 per share. The weighted average price per share of the combined transactions, assuming exercise of all options, is $2.03. The purchased shares and the shares underlying the options constitute a total potential ownership interest of approximately 11% of Rentech.





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       Rentech and Forest Oil also signed a Memorandum of Understanding by which Rentech expects to issue one or more licenses allowing Forest Oil to use Rentech's gas-to-liquids (GTL) technology. The licenses would be granted for use at specific sites. The companies plan to begin evaluating several potential opportunities for the conversion of natural gas reserves into liquid hydrocarbons and the retrofitting of existing industrial gas plants to use Rentech's GTL technology for the production of liquid hydrocarbons.

       Rentech, incorporated in 1981, has developed and licenses its patented and proprietary Fischer-Tropsch, gas-to-liquids process for converting synthesis gas made from natural gas, solid or liquid carbon-bearing materials into high value fuels, products and chemicals. These products include cleaner burning, sulfur-free and aromatic-free diesel fuel, naphtha and waxes. Fuels made from the Rentech process, when tested, were shown to reduce emissions substantially more than current clean fuels such as California Air Resource Board or "CARB" diesel, considered the cleanest diesel fuel available today. Recent tests of GTL fuels, such as those produced by use of the Rentech GTL technology, have demonstrated that the fuel is an excellent feedstock for fuel cells because of its high hydrogen and zero sulfur content.

       Certain portions of this release may contain "forward-looking" statements as defined by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and within the meaning of
  Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements herein, including market acceptance of Rentech's GTL technology, ability to economically construct, retrofit and operate plants using the technology, and profitable marketing of the liquid hydrocarbon products. For more information concerning factors that could cause such a difference, see the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB, filed with the Securities and Exchange Commission. Although Rentech believes its statements to be reasonable, investors are cautioned that such forward-looking statements involve risk and uncertainties. The company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.










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                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RENTECH, INC.


                                 By:  (signature)
                                      ------------------------------------
                                      Dennis L. Yakobson, President

  Date:  March 20, 2000